                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Snyder Communications, Inc.:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Snyder Communications, Inc. included in this Form S-4 Filing and have issued our report thereon dated May 30, 1997. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule 99 included in this Form S-4 is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion based on our audit and the report of other auditors, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
May 30, 1997

                                                                 SCHEDULE NO. 99

                          SNYDER COMMUNICATIONS, INC.

                                  SCHEDULE II
                        ALLOWANCE FOR DOUBTFUL ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                                  DEDUCTIONS FROM RESERVE
                        BALANCE AT        ADDITIONS CHARGED TO    FOR PURPOSES FOR WHICH     TRANSLATION    BALANCE AT
                     BEGINNING OF YEAR      COST AND EXPENSE        RESERVE WAS CREATED      ADJUSTMENT     END OF YEAR
                     -----------------    --------------------    -----------------------    -----------    -----------
1994..............        $206,870              $222,856                  $  7,400              $10,891       $433,217
1995..............         433,217               229,343                   124,066               (5,178)       533,316
1996..............         533,316               339,124                   143,756               51,179        779,863